EXHIBIT 10(xiii)

THE CLOROX COMPANY

EXECUTIVE INCENTIVE COMPENSATION PLAN

Amended and Restated Effective

as of July 20, 2004

PURPOSE

The purpose of The Clorox Company Executive Incentive Compensation

  Plan (the “Plan’) is to provide an incentive for executives who are members of the Clorox Leadership Committee (“Executives”) and to

recognize and reward those Executives.  The Company’s Executives are eligible to earn short-term incentive awards under this Plan and under the Company’s Annual Incentive Plan.

      2.  DEFINITIONS

            The following terms will have the following meaning for purposes of the Plan:

(a)            “Award” means a bonus paid in cash, Stock and/or restricted Stock.

(b)            “Board” means the Board of Directors of the Company.

(c)            “Code” means the Internal Revenue Code of 1986, as amended.

(d)            “Committee” means the Management Development and

Compensation Committee of the Board, or such other Committee designated by the Board to administer the Plan provided that the Committee shall consist of two or more persons, each of whom is an “outside director”

within the meaning of Section 162(m) of the Code.

(e)            “Company” means The Clorox Company.

(f)            “Participant” means an Executive of the Company or a Subsidiary selected by the Committee to participate in the Plan.

(g)            “Performance Criteria” means the following measures of performance:

total shareholder return, Stock price, economic value added, profit margin (gross or net), asset turnover, sales growth, asset growth, return on investment, earnings per share, return on equity, return on assets,

return on capital, operating cash flow, cost of capital, net income,

market share, working capital, customer satisfaction, and employee satisfaction.

A Performance Criterion may be applied by the Committee as a measure of the performance of any, all or any combination of the following:

the Company, a Subsidiary, a division, group or other unit of the

Company or a Subsidiary, or a particular product category or categories of the Company or a Subsidiary.

(h)            “Performance Goal(s)” means the goal or goals established for a

Participant by the Committee in accordance with Section 4(a).

(i)            “Retirement” means termination of employment with the Company, other than by reason of death or disability, (1) at age 65, (2) at least age 55 with at least ten years of vesting service under The Clorox Company Pension

Plan or (3) with at least 20 years of vesting service under The Clorox

Company Pension Plan.

(j)            “Stock” means common stock of the Company.

(k)            “Subsidiary” means any corporation in which the Company, directly or indirectly, controls 50 percent or more of the total combined voting power of all classes of stock.

(l)            “Target Award” means the amount of the target award established for each Participant by the Committee in accordance with Section 4(a).

TERM

The Plan shall be effective as of July 1, 1996 and shall continue until

June 30, 2006, subject to stockholder’s approval unless reapproved by the Company’s stockholders or unless amended or terminated pursuant to Section 9 hereof.

4)      AWARDS

(a)             Within 90 days after the beginning of each fiscal year of the

Company (a ”year”), the Committee will select Participants for the year and establish in writing (i) an objective Performance Goal or

Goals for each Participant for that year based on one or more of the

Performance Criteria, (ii) the specific Award amounts that will be paid to each Participant if his or her Performance Goal or Goals are achieved (the “Target Award”) and (iii) the method by which such amounts will be calculated.  The Committee may specify as to each Target Award the form of payment of the Award (cash,

Stock, restricted Stock, and/or other property), provided that if restricted

Stock is offered as an incentive to Participants to take some or all of their Award in Stock the amount of the restricted Stock shall be specified and the Target Award, including such restricted Stock,

shall not exceed the maximum Award permitted under Section 4(b).

The Target Award may provide for payment of all or part of the

Target Award in the case of retirement, death, disability or change of ownership of control of the Company or a Subsidiary during the year.

(b)             The maximum Award that may be paid to any Participant under the Plan for any year will be $4 million.

(c)             The Committee may reduce or eliminate, but may not increase, any

Award calculated under the methodology established in accordance with paragraph (a) in order to reflect additional considerations relating to performance.

(d)      As soon as practicable following each year while the Plan is in effect, the Committee shall determine and certify, for each

Participant, the extent to which the Performance Goal or Goals have been met and the amount of the Award, if any, to be made.

Awards will be paid to the Participants following such

certification by the Committee and no later than ninety (90)

days following the close of the year with respect to which the Awards are made.

(e)      The Company shall withhold from the payment of any Award

hereunder any amount required to be withheld for taxes.

TERMINATION OF EMPLOYMENT

Except as may be specifically provided in an Award pursuant to

Section 4(a), a Participant shall have no right to an Award under the

Plan for any year in which the Participant is not actively employed by the Company or its Subsidiaries on June 30 of such year.  In establishing Target Awards, the Committee may also provide that in the event a Participant is not employed by the Company or its Subsidiaries on the date on which the Award is paid, the Participant may forfeit his or her right to the Award paid under the Plan.

6)      ADMINISTRATION

The Plan will be administered by the Committee.  The Committee will have the authority to interpret the Plan, to prescribe rules relating to the Plan and to make all determinations necessary or advisable in administering the Plan.  Decisions of the Committee with respect to the Plan will be final and conclusive.

      7)   UNFUNDED PLAN

Awards under the Plan will be paid from the general assets of the

Company, and the rights of Participants under the Plan will

be only those of general unsecured creditors of the Company.

8)      CODE SECTION 162(M)

It is the intent of the Company that all Awards under the Plan qualify as performance-based compensation for purposes of

Code Section 162(m)(C) so that the Company’s tax deduction

for such Awards is not disallowed in whole or in part under Code

Section 162(m).  The Plan is to be applied and interpreted accordingly.

9)      AMENDMENT OR TERMINATION OF THE PLAN

The Committee may from time to time suspend, revise, amend or terminate the Plan; PROVIDED, that any such amendment or revision which requires approval of the Company’s shareholders in order to maintain the qualification of Awards as performance-based compensation pursuant to Code Section 162(m)(C) shall not be made without such approval.

10)      APPLICABLE LAW

The Plan will be governed by the laws of California.

11)      NO RIGHTS TO EMPLOYMENT

Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its Subsidiaries. The

Company reserves the right to terminate any Participant at any time for any reason notwithstanding the existence of the Plan.

12)      NO ASSIGNMENT

Except as otherwise required by applicable law, any interest, benefit, payment,

claim or right of any Participant under the Plan shall not be sold, transferred,

assigned, pledged, encumbered or hypothecated by any Participant and shall not be subject in any manner to any claims of any creditor of any Participant or beneficiary, and any attempt to take any such action shall be null and void.

During the lifetime of any Participant, payment of an Award shall only be made to such Participant.  Notwithstanding the foregoing, the Committee may establish such procedures as it deems necessary for a Participant to designate a beneficiary to whom any amounts would be payable in the event of any Participant’s death.

13)      STOCKHOLDER APPROVAL

This Plan shall be subject to approval by a vote of the stockholders of the

Company at the 2001 Annual Meeting, and such stockholder approval shall be a condition to the right of any Participant to receive any benefits hereunder.